Exhibit 24.1
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS: That the undersigned, a director or officer, or both, of Windstream Corporation (“Windstream”), acting pursuant to authorization of the Board of Directors of Windstream, hereby appoints Jeffery R. Gardner, Brent Whittington, and John P. Fletcher, or any of them, attorneys-in-fact and agents for me and in my name and on my behalf, individually and as a director or officer, or both, of Windstream, to sign a Registration Statement on Form S-8 (or any successor form), together with all necessary exhibits, and any amendments (including post effective amendments) and supplements thereto, to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, to register up to $42 million in unsecured obligations of Windstream under the Windstream Corporation 2007 Deferred Compensation Plan, and generally to do and perform all things necessary to be done in connection with the foregoing as fully in all respects as I could do personally.
     IN WITNESS WHEREOF, I have executed this power of attorney as of December 18, 2006.

/s/ Samuel E. Beall, III

Samuel E. Beall, III

/s/ Dennis E. Foster

Dennis E. Foster

/s/ Francis X. Frantz

Francis X. Frantz

/s/ Jeffrey T. Hinson

Jeffrey T. Hinson

/s/ Judy K. Jones

Judy K. Jones

/s/ William A. Montgomery

William A. Montgomery

/s/ Frank E. Reed

Frank E. Reed